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                                                                   EXHIBIT j(2)


                         INDEPENDENT AUDITORS' CONSENT
                         -----------------------------

The Board of Trustees and Shareholders
AIM Funds Group

We consent to the use of our reports on AIM Balanced Fund, AIM Global Utilities Fund, AIM Select Growth Fund, and AIM Value Fund (series portfolios of AIM Funds Group) dated February 4, 2000 included herein and the reference to our firm under the heading "Audit Reports" in the Statement of Additional Information.


/s/ KPMG LLP


Houston, Texas
December 13, 2000